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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Capital Partners, Inc. of our report dated June 29, 2000 relating to the consolidated financial statements of Global Capital Partners, Inc. and Subsidiaries, which report appears on Page 34 of the Global Capital Partners, Inc. Annual Report on Form 10-KSB for the year ended March 31, 2000, as amended.

                                    /s/ Spicer, Jeffries & Co.



Denver, Colorado
November 16, 2000